As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

W HOLDING COMPANY, INC.

(Exact name of Registrant as Specified in its charter)

PUERTO RICO	66-0573197

(State or other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)

19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Freddy Maldonado
Chief Financial Officer and Vice President
of Finance and Investment
19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Stuart G. Stein, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-8575

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-103905

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE (1)

		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to	offering	aggregate
securities to be	be	price	offering	Amount of
registered (2)	registered (3)	per unit (3)(4)	price (1)(3)	registration fee(6)

Preferred Stock, $1.00 par value per share	$25,640,000 (5)		$25,640,000	$3,017.83

(1)	Estimated in accordance with Rule 457 solely for purpose of calculating the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	As permitted under General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate offering price, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(4)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(5)	There is being registered hereunder an indeterminate number of shares of preferred stock as shall have an aggregate offering price not to exceed $25,640,000.
(6)	A total of $300,000,000 of securities were registered under Registration No. 333-103905, of which $128,200,000 remain unsold as of the date hereof. A filing fee of $24,270 was previously paid with the earlier registration statement.

- ii -

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to 462(b) under the Securities Act of 1933, as amended. The information included or incorporated by reference in the Registration Statement on Form S-3 filed by W Holding Company, Inc. with the Securities and Exchange Commission, File No. 333-103905, is incorporated by reference into this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayagüez, Commonwealth of Puerto Rico, on December 16, 2004.

W HOLDING COMPANY, INC.
By:	/s/ Frank C. Stipes
Frank C. Stipes, Esq.
Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of December, 2004.

/s/ Frank C. Stipes

Frank C. Stipes, Esq.
Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer)

*

Cesar A. Ruiz
Director

*

Pedro R. Domínguez
Director and First Vice
President/Southern Region

*

Cornelius Tamboer
Director

*

Fredeswinda García de Frontera
Director

/s/ Hector L. Del Rio

Hector L. Del Rio
Director

/s/ Juan C. Frontera

Juan C. Frontera
Director

/s/ Freddy Maldonado

Freddy Maldonado
Chief Financial Officer and
Vice President of Finance and Investment
(Principal Financial Officer and Accounting Officer)

* Pursuant to Power of Attorney

*By: /s/ Freddy Maldonado

Freddy Maldonado
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of W Holding Company, Inc. (Registration No. 333-103905)